Exhibit 99.1
Parker Reports Record Fiscal 2026 Fourth Quarter and Full Year Results
Issues FY27 guidance and raises adjusted segment operating margin target by 300 bps to 30% by FY31
CLEVELAND, August 6, 2026 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter and fiscal year ended June 30, 2026, that included the following highlights (compared with the prior year period):
Fiscal 2026 Fourth Quarter Highlights:
•Sales increased 9.8% to a record $5.8 billion; organic sales increased 8.0%
•Net income was $1.1 billion, an increase of 18%, or $1.2 billion adjusted, an increase of 20%
•EPS increased 19% to $8.54, adjusted EPS increased 21% to a record $9.27
•Segment operating margin was 26.5%, an increase of 260 bps, or 28.0% adjusted, an increase of 110 bps
Fiscal 2026 Full Year Highlights:
•Sales increased 8.3% to a record $21.5 billion; organic sales increased 6.6%
•Net income was $3.6 billion, an increase of 3%, or $4.1 billion adjusted, an increase of 16%
•EPS increased 5% to $28.48, adjusted EPS increased 18% to a record $32.31
•Segment operating margin was 24.5%, an increase of 150 bps, or 27.3% adjusted, an increase of 120 bps
•Cash flow from operations was a record $4.4 billion, or 20.3% of sales
•Completed acquisition of Curtis Instruments, Inc. and announced agreements to acquire Filtration Group Corporation and CIRCOR's Commercial and Defense Aerospace Business
•Returned nearly $2 billion to shareholders, through a combination of share repurchases and dividends
•Increased the annual dividend 11%, marking 70 consecutive fiscal years of increasing annual dividends per share paid
“On behalf of the entire leadership team, thank you to our global team members for their outstanding contributions in fiscal year 2026,” said Jenny Parmentier, Chairman and Chief Executive Officer. “We had our safest year ever, continued enhancing our portfolio of interconnected technologies through strategic acquisitions, and demonstrated operational excellence to deliver record results. We also returned value to shareholders with balanced capital deployment through share repurchases and a dividend increase of 11%.
“We are forecasting fiscal 2027 to be a record year for Parker supported by a broadening recovery in industrial markets and positive organic growth across all market verticals. Our proven ability to execute The Win Strategy™ and successfully integrate accretive acquisitions gives us the confidence to raise our adjusted segment operating margin target by 300 basis points to 30% by fiscal 2031, after surpassing our previous margin target of 27% this year. In addition, we remain committed to achieving 4 to 6% organic growth, 17% free cash flow margin and greater than 10% adjusted earnings per share growth by fiscal 2031. We are proud of what Parker achieved in fiscal 2026, and we are even more excited about the opportunities ahead.”
This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.

Fiscal 2027 Outlook
The company has issued guidance for the fiscal year ending June 30, 2027 and noted that it excludes the pending acquisitions of Filtration Group Corporation and CIRCOR's Commercial and Defense Aerospace Business. In fiscal 2027, the company expects:
•Reported sales growth of 5.5% to 8.5%
•Organic sales growth of 5.5% to 8.5%; previously completed acquisitions of 0.5%, and unfavorable currency of 0.5%
•Segment operating margin of 24.5% to 24.9%, or 27.5% to 27.9% on an adjusted basis
•EPS of $30.00 to $31.00, or $34.25 to $35.25 on an adjusted basis
Fiscal 2026 Fourth Quarter Segment Results
Diversified Industrial Segment

North America Businesses
$ in mm	FY26 Q4	FY25 Q4	Change		Organic Growth
Sales	$2,221	$2,075	7.0%		4.9%
Segment Operating Income	$606	$513	18.1%
Segment Operating Margin	27.3%	24.7%	260	bps
Adjusted Segment Operating Income	$609	$555	9.7%
Adjusted Segment Operating Margin	27.4%	26.7%	70	bps
•Organic sales growth of 5% as industrial recovery broadens
•Record adjusted segment operating margin
•Sales improvement across all market verticals

International Businesses
$ in mm	FY26 Q4	FY25 Q4	Change		Organic Growth
Sales	$1,634	$1,492	9.5%		6.5%
Segment Operating Income	$396	$334	18.6%
Segment Operating Margin	24.2%	22.4%	180	bps
Adjusted Segment Operating Income	$438	$369	18.7%
Adjusted Segment Operating Margin	26.8%	24.7%	210	bps
•Record sales led by Asia with 16% organic growth
•Record adjusted segment operating margin
•Organic growth: 16% APAC, 1% EMEA, (3%) LA
Aerospace Systems Segment

$ in mm	FY26 Q4	FY25 Q4	Change		Organic Growth
Sales	$1,900	$1,676	13.4%		13.3%
Segment Operating Income	$522	$407	28.3%
Segment Operating Margin	27.5%	24.3%	320	bps
Adjusted Segment Operating Income	$567	$486	16.7%
Adjusted Segment Operating Margin	29.8%	29.0%	80	bps
•Record sales: double-digit growth in all market segments
•Record adjusted segment operating margin
•Backlog increased to record $8.5B

Order Rates

Q4 FY26
Parker	+19%
Diversified Industrial Segment - North America Businesses	+16%
Diversified Industrial Segment - International Businesses	+24%
Aerospace Systems Segment	+18%
•Backlog increased to a record $12.8 billion, with increases in all segments
Parmentier added, "As a result of our ongoing portfolio transformation with a higher concentration of aerospace, longer cycle and more resilient end markets, we will harmonize all order rate comparisons to a 12-month rolling calculation starting in fiscal 2027. This method provides a stronger correlation to near-term organic growth rates."
Order rate comparisons using both methodologies are included below:

Order rates as previously disclosed[1]	FY25				FY26
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Diversified North America	(3%)	3%	3%	2%	3%	7%	7%	16%
Diversified International	1%	4%	11%	0%	6%	6%	6%	24%
Aerospace Systems	7%	9%	14%	12%	15%	14%	14%	18%
Parker	1%	5%	9%	5%	8%	9%	9%	19%
1.Diversified Industrial order rates are on 3-month average computations; Aerospace order rates are on a rolling 12-month average

Updated rolling 12- month order rates[2]	FY25				FY26
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Diversified North America	(5%)	(3%)	0%	2%	3%	4%	5%	9%
Diversified International	(5%)	(3%)	3%	3%	4%	5%	4%	10%
Aerospace Systems	7%	9%	14%	12%	15%	14%	14%	18%
Parker	(2%)	1%	5%	5%	7%	8%	8%	12%
2. All order rate comparisons on a rolling 12-month average
About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2026 fourth quarter and full year results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit investors.parker.com.

Note on Orders
The company reported orders for the quarter ending June 30, 2026, compared with the same quarter a year ago. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates, and exclude divestitures. Through fiscal year 2026, Diversified Industrial comparisons have been on 3-month average computations and Aerospace Systems comparisons have been on rolling 12-month average computations. Beginning in fiscal year 2027, all comparisons will be on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margin for Parker and by segment; (d) adjusted segment operating income for Parker and by segment; and (e) organic sales growth. These measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Although these measures are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating Parker's performance or expected performance for the periods presented. Adjusted results for the current period exclude a reduction of cost of sales related to tariff refunds, which we believe is useful to investors because it reflects a discrete, non-operating item that is not indicative of the Company’s ongoing operations and is not expected to recur. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release. The non-GAAP metrics included in our 5-year targets for fiscal year 2031 could not be reconciled without unreasonable effort and applicable reconciliations are not included in this press release.
Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.
Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the pending acquisition of Filtration Group Corporation and CIRCOR International Inc.'s Commercial and Defense Aerospace business and the integration of Curtis Instruments, Inc.; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts, including geopolitical tensions in the Middle East, and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and other periodic filings made with the SEC.

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Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2026

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
(Unaudited)	June 30,		June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net sales	$5,755	$5,243	$21,499	$19,850
Cost of sales	3,508	3,285	13,397	12,535
Selling, general and administrative expenses	874	839	3,468	3,255
Interest expense	95	99	401	409
Other expense (income), net	(62)	(51)	(330)	(456)
Income before income taxes	1,340	1,071	4,563	4,107
Income taxes	248	148	914	575
Net income	1,092	923	3,649	3,532
Less: Noncontrolling interests	1	—	1	1
Net income attributable to common shareholders	$1,091	$923	$3,648	$3,531

Earnings per share attributable to common shareholders:
Basic	$8.66	$7.25	$28.89	$27.52
Diluted	$8.54	$7.15	$28.48	$27.12

Weighted average shares outstanding:
Basic	126.1	127.2	126.3	128.3
Diluted	127.8	129.0	128.1	130.2

Cash dividends per common share	$2.00	$1.80	$7.40	$6.69

BUSINESS SEGMENT INFORMATION

	Three Months Ended		Twelve Months Ended
(Unaudited)	June 30,		June 30,
(Dollars in millions)	2026	2025	2026	2025
Net sales
Diversified Industrial	$3,855	$3,567	$14,438	$13,665
Aerospace Systems	1,900	1,676	7,061	6,185
Total net sales	$5,755	$5,243	$21,499	$19,850
Segment operating income
Diversified Industrial	$1,002	$847	$3,440	$3,120
Aerospace Systems	522	407	1,833	1,441
Total segment operating income	1,524	1,254	5,273	4,561
Corporate general and administrative expenses	50	65	205	214
Income before interest expense and other expense (income), net	1,474	1,189	5,068	4,347
Interest expense	95	99	401	409
Other expense (income), net	39	19	104	(169)
Income before income taxes	$1,340	$1,071	$4,563	$4,107

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2026
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED SEGMENT OPERATING INCOME AND ORGANIC SALES GROWTH RECONCILIATION

	Three Months Ended June 30, 2026					Three Months Ended June 30, 2025
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) (Dollars in millions)	North America	Int'l	Total		Total	North America	Int'l	Total		Total
Net sales	$2,221	$1,634	$3,855	$1,900	$5,755	$2,075	$1,492	$3,567	$1,676	$5,243

Segment operating income	$606	$396	$1,002	$522	$1,524	$513	$334	$847	$407	$1,254
Adjustments:
Amortization of acquired intangibles	49	23	72	76	148	41	23	64	75	139
Business realignment charges	2	18	20	(1)	19	2	12	14	—	14
Integration costs to achieve	5	1	6	1	7	(1)	—	(1)	4	3
Tariff refunds[1]	(53)	—	(53)	(31)	(84)	—	—	—	—	—
Adjusted segment operating income	$609	$438	$1,047	$567	$1,614	$555	$369	$924	$486	$1,410

Segment operating margin	27.3%	24.2%	26.0%	27.5%	26.5%	24.7%	22.4%	23.7%	24.3%	23.9%
Adjusted segment operating margin	27.4%	26.8%	27.2%	29.8%	28.0%	26.7%	24.7%	25.9%	29.0%	26.9%

Reported sales growth	7.0%	9.5%	8.1%	13.4%	9.8%
Currency	0.3%	0.5%	0.4%	0.1%	0.3%
Acquisitions	1.8%	2.5%	2.1%	—%	1.5%
Organic sales growth	4.9%	6.5%	5.6%	13.3%	8.0%

	Twelve Months Ended June 30, 2026					Twelve Months Ended June 30, 2025
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) (Dollars in millions)	North America	Int'l	Total		Total	North America	Int'l	Total		Total
Net sales	$8,392	$6,046	$14,438	$7,061	$21,499	$8,134	$5,531	$13,665	$6,185	$19,850

Segment operating income	$2,041	$1,399	$3,440	$1,833	$5,273	$1,891	$1,229	$3,120	$1,441	$4,561
Adjustments:
Amortization of acquired intangibles	188	92	280	304	584	165	88	253	300	553
Business realignment charges	9	62	71	1	72	15	38	53	—	53
Integration costs to achieve	15	2	17	3	20	2	1	3	19	22
Acquisition-related expenses	6	5	11	—	11	—	—	—	—	—
Tariff refunds[1]	(53)	—	(53)	(31)	(84)	—	—	—	—	—
Adjusted segment operating income	$2,206	$1,560	$3,766	$2,110	$5,876	$2,073	$1,356	$3,429	$1,760	$5,189

Segment operating margin	24.3%	23.1%	23.8%	26.0%	24.5%	23.2%	22.2%	22.8%	23.3%	23.0%
Adjusted segment operating margin	26.3%	25.8%	26.1%	29.9%	27.3%	25.5%	24.5%	25.1%	28.5%	26.1%

Reported sales growth	3.2%	9.3%	5.7%	14.2%	8.3%
Currency	0.4%	3.4%	1.7%	0.8%	1.2%
Divestitures	(1.8)%	—%	(1.1)%	—%	(0.7)%
Acquisitions	1.5%	2.0%	1.7%	—%	1.2%
Organic sales growth	3.1%	3.9%	3.4%	13.4%	6.6%

DIVERSIFIED INDUSTRIAL INTERNATIONAL BUSINESSES - ORGANIC SALES GROWTH SUPPLEMENT

	Three Months Ended June 30, 2026				Twelve Months Ended June 30, 2026
(Unaudited)	EMEA	Asia Pacific	Latin America	Total	EMEA	Asia Pacific	Latin America	Total
Reported sales growth	3.0%	19.6%	3.0%	9.5%	7.0%	13.6%	0.7%	9.3%
Currency	0.6%	(0.2)%	5.6%	0.5%	5.4%	0.4%	4.0%	3.4%
Acquisitions	1.8%	3.9%	—%	2.5%	1.5%	3.0%	—%	2.0%
Organic sales growth	0.6%	15.9%	(2.6)%	6.5%	0.1%	10.2%	(3.3)%	3.9%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2026
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED NET INCOME[6] AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

	Three Months Ended June 30,				Twelve Months Ended June 30,
(Unaudited)	2026		2025		2026		2025
(Dollars in millions, except per share amounts)	Net Income[6]	Diluted EPS	Net Income[6]	Diluted EPS	Net Income[6]	Diluted EPS	Net Income[6]	Diluted EPS
As reported	$1,091	$8.54	$923	$7.15	$3,648	$28.48	$3,531	$27.12
Adjustments:
Amortization of acquired intangibles	148	1.16	139	1.08	584	4.56	553	4.25
Business realignment charges	19	0.15	16	0.12	72	0.56	56	0.43
Integration costs to achieve	7	0.05	3	0.03	20	0.15	22	0.17
Gain on divestitures	—	—	(2)	(0.02)	—	—	(252)	(1.94)
Acquisition-related expenses[2]	7	0.05	—	—	41	0.31	—	—
Insurance-related charges (recoveries)	(3)	(0.02)	—	—	(23)	(0.18)	8	0.06
Tariff refunds[1]	(84)	(0.65)	—	—	(84)	(0.65)	—	—
Other adjustments[3]	28	0.21	(14)	(0.10)	28	0.21	(24)	(0.18)
Tax effect of adjustments[4]	(27)	(0.22)	(38)	(0.30)	(147)	(1.13)	(120)	(0.93)
Discrete tax benefits[5]	—	—	(35)	(0.27)	—	—	(215)	(1.65)
As adjusted	$1,186	$9.27	$992	$7.69	$4,139	$32.31	$3,559	$27.33

1In February 2026, the U.S. Supreme Court ruled that tariffs imposed under the International Emergency Economic Powers Act ("IEEPA") on goods imported into the U.S. were unauthorized. During the fourth quarter of fiscal 2026, the Company recognized a reduction to cost of sales of $84 million related to IEEPA tariff refunds received from the U.S. government. The Company has applied for additional refunds under the same program, though for lesser amounts. No receivable has been recorded for these additional refunds as the amount and timing remain uncertain.

[2]Acquisition-related expenses include transaction costs and charges related to the fair value step up of acquired inventory.
[3]Other adjustments include impairment charges and a pension buyout charge for $22 million and $6 million, respectively, in fiscal 2026. Other adjustments in the prior year consist of gains on sales of buildings.

[4]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

[5]Discete tax benefits in fiscal 2025 relates to a release of a tax valuation allowance.
[6]Represents net income attributable to common shareholders.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2026

CONSOLIDATED BALANCE SHEETS

(Unaudited)	June 30,	June 30,
(Dollars in millions)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$501	$467
Trade accounts receivable, net	3,170	2,910
Non-trade and notes receivable	303	318
Inventories	3,166	2,839
Prepaid expenses	355	263
Other current assets	200	153
Total current assets	7,695	6,950
Property, plant and equipment, net	3,020	2,937
Deferred income taxes	238	270
Other long-term assets	1,535	1,269
Intangible assets, net	7,280	7,374
Goodwill	11,109	10,694
Total assets	$30,877	$29,494

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$1,754	$1,791
Accounts payable, trade	2,439	2,126
Accrued payrolls and other compensation	658	587
Other current liabilities	1,245	1,315
Total current liabilities	6,096	5,819
Long-term debt	6,766	7,494
Pensions and other postretirement benefits	224	267
Deferred income taxes	1,630	1,490
Other long-term liabilities	748	733
Shareholders' equity	15,404	13,682
Noncontrolling interests	9	9
Total liabilities and equity	$30,877	$29,494

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2026

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
(Unaudited)	June 30,
(Dollars in millions)	2026	2025
Cash flows from operating activities
Net income	$3,649	$3,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	353	354
Amortization	584	553
Stock-based compensation expense	179	159
Deferred income taxes	(4)	(304)
Pensions and other postretirement benefits, net	(68)	(152)
Gain on sale of businesses	(9)	(253)
Other, net	(24)	40
Changes in assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable, net	(114)	6
Inventories	(272)	(94)
Other assets	(71)	15
Accounts payable, trade	290	119
Other liabilities	10	(134)
Income taxes	(139)	(65)
Net cash provided by operating activities	4,364	3,776
Cash flows from investing activities
Acquisitions, net of cash acquired	(1,014)	—
Capital expenditures	(459)	(435)
Proceeds from sale of property, plant and equipment	40	32
Proceeds from sale of businesses	16	623
Other, net	27	4
Net cash (used in) provided by investing activities	(1,390)	224
Cash flows from financing activities
Payments for common shares	(1,262)	(1,766)
Proceeds from (payments for) notes payable, net	(736)	(364)
Proceeds from long-term borrowings	23	751
Payments for long-term borrowings	(24)	(1,741)
Dividends paid	(936)	(861)
Other, net	1	4
Net cash used in financing activities	(2,934)	(3,977)
Effect of exchange rate changes on cash	(6)	22
Net increase (decrease) in cash and cash equivalents	34	45
Cash and cash equivalents at beginning of year	467	422
Cash and cash equivalents at end of period	$501	$467

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2026

RECONCILIATION OF FORECASTED REPORTED SALES GROWTH TO FORECASTED ORGANIC SALES GROWTH

(Unaudited)
(Amounts in percentages)	Fiscal Year 2027
Forecasted reported sales growth	5.5% to 8.5%
Adjustments:
Currency	~0.5%
Acquisitions	~(0.5%)
Forecasted organic sales growth	5.5% to 8.5%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2027
Forecasted segment operating margin	24.5% to 24.9%
Adjustments:
Business realignment charges	~0.4%
Amortization of acquired intangibles	~2.5%
Integration costs to achieve	~0.1%
Adjusted forecasted segment operating margin	27.5% to 27.9%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2027
Forecasted earnings per diluted share	$30.00 to $31.00
Adjustments:
Business realignment charges	0.74
Amortization of acquired intangibles	4.54
Integration costs to achieve	0.19
Tax effect of adjustments[1]	(1.22)
Adjusted forecasted earnings per diluted share	$34.25 to $35.25

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Note: Totals may not foot due to rounding